As filed with the Securities and Exchange Commission on February 7, 2001

                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                           --------------------------

                            SALES ONLINE DIRECT, INC.
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                                             73-1479833
(State or Other Jurisdiction of                             (I.R.S. Employer
 Incorporation or Organization)                          Identification Number)

              4 Brussels Street, Worcester, MA 01610 (508-791-6710)
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)
                           --------------------------

         SALES ONLINE DIRECT, INC. 2001 NON-QUALIFIED STOCK OPTION PLAN
                              (Full title of Plan)
                           --------------------------

                                 Gregory Rotman
                                    President
                        4 Brussels Street, Worcester, MA
                                 (508) 791-6710
                      (Name, Address and Telephone Number,
                   Including Area Code, of Agent for Service)

                                 with a copy to:

                             Matthew S. Gilman, Esq.
                         Brown, Rudnick, Freed & Gesmer
                One Financial Center, Boston, Massachusetts 02111
                                 (617) 856-8200

                           --------------------------


                         CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                                  Proposed                Proposed
                                             Amount                Maximum                Maximum               Amount of
       Title of Each Class of                to Be             Offering Price            Aggregate            Registration
    Securities to Be Registered            Registered           Per Share(1)         Offering Price(1)             Fee
------------------------------------- --------------------- ---------------------- ----------------------- --------------------
Common Stock, $.001 par value             3,000,000(2)              $.34                  $1,020,000             $255.00
===================================== ===================== ====================== ======================= ====================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, on the basis of the average of the high and low reported price of the Common Stock as reported on the National Association of Securities Dealers OTC Bulletin Board on February 6, 2001.

(2) Such presently indeterminable number of additional shares of Common Stock are also registered hereunder as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in Common Stock.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
-------  ----------------------------------------

         The following documents are hereby incorporated by reference into this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-KSB and Form 10-KSB/A for the fiscal year ended December 31, 1999 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's documents referred to paragraph (a) above; and

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10 (Registration No. 0-28720), filed with the Securities and Exchange Commission on August 20, 1996 under the Exchange Act with the Securities and Exchange Commission.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
-------  --------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
-------  ---------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.
-------  ------------------------------------------

         Article Tenth of the Registrant's Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, a director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability: for any breach of their duty of loyalty to the corporation or its stockholders, or for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or for any transaction from which the director derived an improper personal benefit.

         The Registrant's Bylaws provide that, to the fullest extent permitted by Delaware General Corporation Law, its directors and officers shall be indemnified, and employees and agents may be indemnified, against expenses, including attorneys' fees incurred in connection with any proceeding arising out of their status as such. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify an director, officer, and agent if such director, officer or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and, with the respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. In addition, the Registrant's Bylaws provide that the Registrant is required to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by an officer or director provided that we have received a written undertaking by or on his behalf to repay the amount we paid or reimbursed if it shall ultimately be determined that the standard of conduct was not met.

         The Registrant also maintains director and officer insurance coverage.


Item 7.  Exemption from Registration Claimed.
-------  ------------------------------------

         Not Applicable.

Item 8.  Exhibits.
-------  ---------

Number   Description
------   -----------

4.1*   Specimen   Common   Stock  Certificate  (Filed  as  Exhibit  4.1  to  the
       Registrant's Registration Statement on Form SB-2 (Reg. No. 333-48542).

5**    Legal Opinion of Brown, Rudnick, Freed & Gesmer.

23.1** Consent of Brown, Rudnick, Freed & Gesmer (contained in its opinion filed as Exhibit 5).

23.2** Consent of Wolf & Company, P.C.

24**   Power   of   Attorney  (included   on   the    Signature   Page  of  this
       Registration Statement).

99.1** Sales OnLine Direct, Inc. 2001 Non-Qualified Stock Option Plan.

-------------------
* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

**       Filed herewith.

Item 9.  Undertakings.

(a)     The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Certificate of Incorporation, By-Laws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Worcester, Massachusetts, on February 2, 2001.

                                          SALES ONLINE DIRECT, INC.



                                       By: /s/ Gregory Rotman
                                           -------------------------------------
                                           Gregory Rotman, President

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory Rotman and Richard Rotman, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                      Title                        Date

/s/ Gregory Rotman         Director, President and Chief        February 2, 2001
-------------------------  Executive Officer (Principal
   Gregory Rotman          Executive Officer)

/s/ Richard Rotman         Director, Chief Financial            February 1, 2001
-------------------------  Officer, Vice President and Treasurer
   Richard Rotman         (Principal Financial Officer)

/s/ Andrew Pilaro          Director, Vice President and Chief   February 1, 2001
-------------------------  Technical Officer
   Andrew Pilaro

/s/ John Martin            Director                             February 1, 2001
--------------------------
   John Martin

                                  EXHIBIT INDEX
Exhibit                                                              Sequential
Number                                                                Page No.
------                                                               ----------


 4.1* Specimen Common Stock Certificate (Filed as Exhibit 4.1 to the Registrant's Registration Statement on Form SB-2 (Reg. No. 333-48542).

 5**    Legal Opinion of Brown, Rudnick, Freed & Gesmer.

 23.1** Consent of Brown, Rudnick, Freed & Gesmer (contained in its opinion filed as Exhibit 5).

23.2**  Consent of Wolf & Company, P.C.

24** Power of Attorney (included on the Signature Page of this Registration Statement).

99.1**  Sales OnLine Direct, Inc. 2001 Non-Qualified Stock Option Plan.

-------------------

* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

**       Filed herewith.